NONE OF THE SECURITIES TO WHICH THIS TRANSFER AGREEMENT (THE “AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES 1933 ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

TRANSFER AGREEMENT

BETWEEN:

Glory Hill Holdings Limited, a BVI company, whose
registered address is Sea Meadow House, Blackburne
Highway, Road Town, Tortola, British Virgin Islands

(the “Vendor”)

AND:

Eastern Advisor Fund, LP, a Delaware limited partnership,
whose registered address is 15 East North Street, Dover,
Delaware 19901

(the “Purchaser”)

WHEREAS:

A. The Vendor is the beneficial owner of 2,730,685 common shares in the capital of Lightscape Technologies Inc., a company incorporated under the laws of the State of Nevada (the “Company”), which common shares are registered in the name of the Vendor or in holding companies in which the Vendor is the sole director and beneficial owner;

B. The Vendor proposes to sell to the Purchaser 2,343,685 of the Company’s common shares (the “Shares”) on the terms set forth herein;

C. The terms and conditions of this agreement are agreed by the parties hereto to be effective as of September 28, 2007;

D. On September 28, 2007 (“Trade Date”), the Purchaser recorded the purchase of the Shares into its books and records and initiated a wire transfer in the amount of US$1,640,579.50 for the account of the Vendor (“Wire Transfer”), which Wire Transfer was confirmed as having been received on October 4, 2007;

E. The parties wish to formalize and clarify in writing that the execution of the trade whereby the Purchaser agreed to purchase the Shares from the Vendor and the Vendor agreed to sell the Shares to the Purchaser at an agreed purchase price (the “Trade”) occurred as of the Trade Date, and that the closing of this Agreement will complete the settlement and closing of the trade and the legal transfer of the Shares from the Vendor to the Purchaser (the “Settlement” and/or the “Closing”); and

F. The parties hereto desire to make certain representations, warranties and agreements in connection with the proposed purchase and sale of the Shares and to set forth various conditions to the transactions contemplated hereby.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree as follows:

1. Purchase and Sale

1.1 On the basis of the representations and warranties of the parties to this Agreement and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Vendor, and the Vendor agrees to sell to the Purchaser, the Shares free and clear of all liens, charges and encumbrances of any kind whatsoever.

1.2 The Purchaser agrees to pay a purchase price of $0.70 per Share for 2,343,685 shares of the Company’s common stock.

1.3 The Closing of the purchase and sale of the Shares shall occur on the date that this Agreement is executed.

2. Conditions to Closing and Deliveries by the Parties

2.1 The Purchaser’s obligation to purchase the Shares and to take the other actions required to be taken by the Purchaser at the Closing is subject to the Purchaser having received written confirmation from the Company’s registrar and transfer agent stating that such registrar and transfer agent has received all documents necessary to register the transfer of all of the Shares to the Purchaser and to reissue one or more stock certificates to the Purchaser representing the Shares in the name of the Purchaser. This condition is for the sole benefit of the Purchaser and may be waived by the Purchaser, in whole or in part.

2.2 At the Closing, the Vendor will deliver or cause to be delivered to the Purchaser certificates representing the Shares registered in the Purchaser’s name and transferring to the Purchaser good title to the Shares, free and clear of all liens, charges and encumbrances of any kind whatsoever.

2.3 At the Closing, the Purchaser will deliver to Vendor the Purchase Price.

3. Acknowledgements

3.1 The Purchaser acknowledges and agrees that the Vendor is an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act) of the Company and as a result the Shares will be subject to a holding period (as contemplated under Rule 144 promulgated under the 1933 Act) which commences on the date of the completion of the transactions contemplated by this Agreement and will not be permitted to tack on to the period that the Vendor held the Shares.

4. Representations and Warranties

4.1 The Vendor represents and warrants to the Purchaser (which representations and warranties shall survive the closing of the transactions contemplated in this Agreement), with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the purchase and sale of the Shares as contemplated herein, that:

(a)	the Vendor is the beneficial owner of the Shares free and clear of all liens, charges and encumbrances of any kind whatsoever;

(b)

there are no written instruments, buy-sell agreements, registration rights or agreements, voting agreements or other agreements by and between or among the Vendor or any other person, imposing any restrictions upon the transfer, prohibiting the transfer of or otherwise pertaining to the Shares or the ownership thereof;

(c)	no person, firm, corporation or entity of any kind has or will have any agreement or option or any right capable at any time of becoming an agreement to:

	(i)	purchase or otherwise acquire the Shares; or

	(ii)	require the Vendor to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Shares other than under this Agreement;

(d)

the Vendor has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser;

(e)

this Agreement and all other documents required to be executed and delivered by the Vendor have been duly, or will when executed and delivered be duly, executed and delivered by the Vendor, and constitute the legal, valid and binding obligations of the Vendor, enforceable against the Vendor in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, specific performance, injunctive relief and other equitable remedies;

(f)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the governing documents of, the Vendor or of any agreement, written or oral, to which the Vendor may be a party or by which the Vendor is or may be bound;

(g)

the Vendor has complied and will comply with all applicable Federal and state securities laws in connection with the transfer and sale of the Shares and the hereunder. Neither the Vendor nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action, so as to bring the transfer and sale of any of the Shares under the registration provisions of the 1933 Act and applicable state securities laws, and neither the Vendor nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the transfer or sale of any of the Shares;

(h)

the Vendor acquired the Shares in a transaction exempt from the registration requirements of the 1933 Act either (i) pursuant to Section 4(1) of the 1933 Act, or (ii) pursuant to Section 4(2) of the 1933 Act in the event that the Vendor is deemed an underwriter, or (iii) pursuant to Regulation S promulgated under the 1933 Act (in which event the Shares were acquired in an “off-shore transaction,” as defined in Rule 902(h) of Regulation S);

(i)	the Vendor is not an “underwriter” (as such term is defined in Section 2(11) of the 1933 Act) of any securities of the Company; and

(j)	no brokers, finders or financial advisory fees or commissions will be payable by the Vendor and/or any of its affiliates with respect to the transactions contemplated by this Agreement.

4.2 The Purchaser represents and warrants to the Vendor (which representations and warranties shall survive the closing of the transactions contemplated in this Agreement), with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the purchase and sale of the Shares as contemplated herein, that:

(a)	the Purchaser has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement;

(b)

this Agreement and all other documents required to be executed and delivered by the Purchaser have been duly, or will when executed and delivered be duly, executed and delivered by the Purchaser, and constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, specific performance, injunctive relief and other equitable remedies;

(c)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the governing documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(d)	no brokers, finders or financial advisory fees or commissions will be payable by the Purchaser and/or any of its affiliates with respect to the transactions contemplated by this Agreement;

(e)

the Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Vendor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares;

(f)

the Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the 1933 Act or an exemption from registration is available. The Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Securities and Exchange Commission, as amended, promulgated pursuant to the 1933 Act (“Rule 144”), and that it has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any Shares without either registration under the 1933 Act or the existence of another exemption from such registration requirement;

(g)

it has access to all of the books and records of the Company and accordingly agrees that it is familiar with and has access to information regarding the Company similar to information that would be available in a registration statement filed by the Company under the 1933 Act;

(h)	the Purchaser is an “accredited investor” as defined in Regulation D promulgated under the 1933 Act;

(i)

the Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser’s personal knowledge of the Company’s affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company;

(j)	it is acquiring the Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

(k)

it (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time;

(l)	the Purchaser is not an “underwriter” (as such term is defined in Section 2(11) of the 1993 Act) of any securities of the Company; and

(m)

the Purchaser is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

5. Legending and Registration of Subject Shares

5.1 The Purchaser hereby acknowledges that a legend may be placed on the certificates representing the Shares to the effect that the Shares represented by such certificates are subject to a holding period and may not be sold until the expiry of such holding period except as permitted by applicable securities legislation.

5.2 The Purchaser hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

5.3 The Purchaser may submit instructions to the Company and the Company’s registrar and transfer agent to remove any legend placed on the certificates representing the Shares upon the expiry of the relevant holding period required by applicable securities legislation. Upon receipt of such instructions, the Company will facilitate the removal of any such legend and the Company’s registrar and transfer agent will deliver certificates representing the Shares free of any such legend.

6. Termination

6.1 This Agreement may be terminated at any time prior to the Closing (a) by the mutual consent of the Purchaser and the Vendor, or (b) by any party hereto if the Closing has not occurred on or before the 15th day of February, 2008.

6.2 In the event of the termination of this Agreement, this Agreement shall terminate and the parties shall have no liabilities or obligations to each other hereunder; provided that nothing contained herein shall relieve any party of liability for fraud or willful breach of this Agreement.

7. Further Assurances

7.1 The parties to this Agreement hereby agree to execute and deliver all such further documents and instruments and do all acts and things as may be necessary or convenient to carry out the full intent and meaning of and to effect the transactions contemplated by this Agreement.

8. Governing Law

8.1 This Agreement shall be governed by and construed and interpreted solely in accordance with the laws of the State of New York without regard to New York’s conflict of laws principles. The parties hereto irrevocably consent to and choose the Federal and state courts located in New York County as having sole and exclusive personal jurisdiction over the parties with regard to any dispute that is related in any way to this agreement. The parties hereto irrevocably consent to and choose the Federal and state courts located in New York County as the sole and exclusive forum for any dispute related in any way to this agreement and the parties irrevocably waive any and all objections to this forum on the grounds that it is inconvenient or improper. The parties hereto acknowledge and agree that New York has extensive contacts with any transaction related to this agreement and this agreement was made and entered into in the State of New York.

9. Survival

9.1 This Agreement, including without limitation the representations and warranties contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares as contemplated herein.

10. Assignment

10.1 This Agreement is not transferable or assignable to any person without the prior written consent of the other party hereto and any attempt to do so will be void, except for assignments by operation of law.

11. Electronic Means

11.1 Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

12. Severability

12.1 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

13. Entire Agreement

13.1 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law.

14. Notices

14.1 Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered, sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy or sent by prepaid registered mail, addressed to the applicable party at its address indicated on the first page of this Agreement or to such other address as any party may specify by notice in writing to the other. Any notice delivered on a business day will be deemed conclusively to have been effectively given on the date notice was delivered and any notice given by electronic communication will be deemed conclusively to have been given on the date of such transmission. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting, but if at the time of posting or between the time of posting and the fifth business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

15. Counterparts

15.1 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

16. Currency

16.1 Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the 11th day of February, 2008.

GLORY HILL HOLDINGS LIMITED

By: /s/ Bondy Tan
Authorized Signatory
Name: Bondy Tan
Title: Director

EASTERN ADVISOR FUND, LP

By: /s/ Jerry Koljenovic
Authorized Signatory
Name: Jerry Koljenovic
Title: Chief Financial Officer